UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2021

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2021, Alkermes plc (the “Company”), Alkermes, Inc., a subsidiary of the Company (the “Borrower”), and certain other subsidiaries of the Company entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of September 16, 2011 and amended and restated on September 25, 2012, as further amended by Amendment No. 2 on February 14, 2013, Amendment No. 3 and Waiver on May 22, 2013, Amendment No. 4 on October 12, 2016 and Amendment No. 5 on March 26, 2018 (the “Credit Agreement”), by and among Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent and collateral agent, and the financial institutions and entities party thereto as lenders.

The Amendment amends the Credit Agreement (such agreement, as so amended, the “Amended Credit Agreement”) to, among other things, (a) provide for a new class of replacement term loans in an amount equal to $300,000,000 maturing on March 12, 2026 (the “New Term Loan Facility”) and (b) make certain other modifications to the Credit Agreement, including those that increase covenant flexibility. The proceeds from the New Term Loan Facility were used to refinance in full the Borrower’s $276,433,125 in term loans maturing 2023 (the “Existing Term Loans”) previously outstanding under the Credit Agreement and the balance will be used for general corporate purposes.  The New Term Loan Facility matures on March 12, 2026 and bears interest for LIBOR Rate Loans (as defined in the Amended Credit Agreement) at LIBOR plus 2.50%, with a LIBOR floor of 0.50%, and for ABR Loans (as defined in the Amended Credit Agreement) at ABR plus 1.50%, with an ABR floor of 1.50%.

The New Term Loan Facility amortizes in equal quarterly amounts of 0.25% of the principal amount of the loan as of the date of the Amendment, with the balance payable at maturity.  The New Term Loan Facility has the same guarantees and is secured by the same collateral as the Existing Term Loans. The Amended Credit Agreement includes customary restrictive covenants subject to certain exceptions and baskets, and customary affirmative covenants and events of default.

MSSF is affiliated with a full service financial institution, which institution has in the past engaged, and may in the future engage, in transactions with and perform services, including securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities, for the Company and its affiliates in the ordinary course of business for which it has received or will receive customary fees and expenses.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated in this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: March 12, 2021	By:	/s/ David J. Gaffin
David J. Gaffin
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

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